DISTRIBUTION AGREEMENT



           AGREEMENT, made as of October 14, 2003 between MATTERHORN GROWTH FUND, INC. a Maryland corporation (formerly The 44 Wall Street Equity Fund, Inc.) (the "Fund"), and BAINBRIDGE SECURITIES INC., a Pennsylvania corporation (the "Distributor").

           WHEREAS, the Fund is an open-end, non-diversified, management type investment company registered as such under the Investment Company Act of 1940 (the "1940 Act");

           WHEREAS, the Distributor is registered as a broker-dealer under the Securities Act of 1934 (the "1934 Act"); and

           WHEREAS, the Fund desires to retain the Distributor as its distributor to provide for the sale and distribution of the shares of the Fund's Common Stock ("Shares"), and the Distributor is willing to furnish such services;

           NOW, THEREFORE, in consideration of the mutual promises contained herein, it is agreed between the Fund and the Distributor as follows:

           1. APPOINTMENT. The Fund hereby appoints the Distributor as the Distributor of Fund Shares which may from time to time be registered under the Securities Act of 1933 (the "1933 Act") for the period and on the terms set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to render the services herein set.

           2. DUTIES AS THE DISTRIBUTOR. Except as otherwise provided herein, the Fund agrees to sell Shares (whether authorized but unissued or treasury shares, in he Fund's sole discretion) through the Distributor, as the Fund's agent, and to deliver Shares which the Distributor has received and confirmed unconditional purchase orders, subject to the following:

                  (a) The Distributor may sell and distribute Shares in such manner not inconsistent with the provisions hereof as the Distributor may determine from time to time; provided, however, that the Distributor shall comply with all laws, rules, and regulations applicable to it, including, without limitation, all applicable rules or regulations under the 1940 Act and of any securities association registered under the 1934 Act.

                  (b) All sales literature and advertisements used by the Distributor in connection with the sale of the Fund's Shares shall be subject to the approval of the Fund.


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                  (c)   All purchase orders from the Distributor shall be
                        subject to acceptance and confirmation by the Fund; provided, however, that no Shares shall be sold through the Distributor or by the Fund under this Agreement and no purchase orders shall be confirmed or accepted by the Fund if and so long as the Fund's Registration Statement shall not be effective under the 1933 Act.

                  (d) The Fund's Board of Directors or, upon authority from the Board, the Fund's officers, at any time such action is deemed advisable, may suspend or terminate sales of the Fund's Shares, give the Distributor notice of such suspension or termination, and decline to accept or confirm and purchase orders for, or make any sales of Shares under this Agreement until such time as may be deemed advisable.

                  (e) The Fund may, from time to time, set upper and lower limits on the number of Shares for which a purchaser may subscribe and may limit sales of Shares to then existing stockholders.

                  (f) The Distributor may, from time to time, at its own expense, employ or associate with itself, such persons or entities as it believes necessary to assist it in carrying out its obligations under this Agreement.

           3. OFFERING PRICE. All Shares offered for sale and sold by the Distributor shall be offered for sale and sold by the Distributor at an amount equal to the net asset value per share next determined after receipt by the Fund's transfer agent, by the Distributor, or by any dealer with whom the Distributor has entered into a selling agreement, of a purchase order for Shares, without any sales charge.

                  The Fund shall determine, and promptly furnish to the Distributor, a statement of the offering price at such times and with such frequency, as the Board of Directors of the Fund, from time to time, shall specify. Each offering price shall become effective at that time and shall remain in effect during the period specified in the statement.

                  Purchase of Shares shall be made for full and fractional shares,

           4. CERTIFICATES FOR SHARES. If certificates for shares are requested by the purchaser, they shall be delivered as promptly as practicable. Ownership of Shares sold hereunder shall be registered in such names and denominations as are specified, in writing to the Fund or to its agent designated for the purpose.

           5. EXPENSES; COMPENSATION. During the term of this Agreement, the Distributor shall bear the expenses incurred in connection with (i) the qualification of the Distributor as dealer or broker under Federal or state laws, (ii) the prospectuses delivered by it, other than to stockholders of the Fund, and
                  (iii) all sales and promotional literature and advertising used by the Distributor in connection with the offering of Shares for sale to the public.



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                  The Fund shall pay all of its expenses, including those
                  incurred in connection with (i) the preparation, printing, and distribution to stockholders of the Fund's prospectus and reports and other communications to stockholders, (ii) registration of its Shares under the 1933 Act, (iii) qualification of its Shares in those jurisdictions designated by the Distributor, (iv) qualification of the Fund as a broker or dealer under the laws of any jurisdiction designated by the Distributor, if the Distributor determines that such qualification is necessary or desirable to facilitate the sales of the Fund's Shares, (v) maintaining facilities by the Fund under this Agreement, and (vi) any taxes applicable to the sale or delivery of Shares or certificates there for.

           6. INDEMNIFICATION. The Fund agrees to indemnify and hold harmless the Distributor and each officer and director of the Distributor and each person who controls the Distributor within the meaning of Section 15 of the 1933 Act from, and against, any and all losses, claims, damages, or liabilities, joint or several, to which they, or any of them, may become subject under the 1933 Act, under the 1940 Act, under any other statute, at common law or otherwise, and to reimburse the Distributor and such officers, directors, and other persons for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them, or any of them, in connection with investigating or defending any such losses claims, damages, or liabilities arising out of, or based upon, any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement covering the Shares filed under the 1933 Act or the prospectus contained therein, or any omission, or alleged omission, to state therein a material fact required to be stated therein, or necessary to make the statements there not misleading; provided, however, that such indemnity shall not apply to any such losses, claims, damages, or liabilities, arising out of, or based upon, and such untrue statement, or alleged untrue statement, or omission, or alleged omission, which was made in reliance upon information furnished in writing to the Fund by, or on behalf of, the Distributor for inclusion in the Registration Statement or the prospectus. Nothing herein contained shall, however, be deemed to protect, or purport to protect, the Distributor against any liability to the Fund or its stockholders to which the Distributor would otherwise be subject, by reason of the reckless disregard by the Distributor of its obligation and duties under this Agreement.

                  (b) The Distributor agrees to indemnify, and hold harmless, the Fund, its directors, and officers, and each person who controls the Fund with in the meaning of Section 15 of the 1933 Act, from and against, any and all losses, claims, damages, or liabilities, joint or several, to which they, or any of them, may become subject under the 1933 Act, the 1940 Act, or under any other statute, at common law or other expenses (including the cost of any investigation and



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                  preparation) reasonable incurred by them, or any of them, in connection with investigating or defending against any such losses, claims, damages, or liabilities, insofar as such losses, claims, damages, or liabilities arise out of, or are based upon, any untrue statement, or alleged untrue statement, or the prospectus, or any omission, or alleged omission, to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished, in writing, to the Fund by, or on behalf of, the Distributor for inclusion in the Registration Statement of the prospectus.

           7. DURATION AND TERMINATION. (a) This Agreement shall become effective, and the term hereof, shall commence as of the date hereof. Unless sooner terminated as provided herein, or otherwise by law, the Agreement shall continue in force until the date of the next annual meeting of shareholders of the Fund, or until the second anniversary of the execution hereof , whichever is sooner, and from year to year thereafter, but only so long as such continuance is specifically approved, at least annually, by the Board of Directors of the Fund, including a majority of the Fund's directors who are not interested persons (as defined in the 1940 Act) of the Distributor, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund and a majority of those directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of the Distributor.

                  (b) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

                  (c) This Agreement may be terminated by either party, at any time, without the payment of any penalty, upon sixty (60) days written notice to the other party, except that the Fund may terminate the Agreement under this Section 7(c) only if such termination is authorized by resolution of its Board of Directors or by vote of a majority of its outstanding voting securities (as defined in the 1940 Act).

                  (d) The indemnification provisions contained in Section 6 above, shall remain operative and in full force and effect, regardless of any termination hereof, it being understood, however, that such provisions only apply to acts and events which occur while this Agreement is in effect.

           8. PROVIDING OF INFORMATION. (a) With respect to the services rendered hereunder, by it in connection with the offering or sale of Shares, the Distributor agrees to supply to the Fund such information as it may possess, and as the Fund may require, in order to meet the reporting requirements of the Securities and Exchange Commission (the "Commission") and any other governmental agency or body.



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                  (b) The Fund agrees to supply the Distributor with copies of all documents and instruments filed with the Commission. The Fund hereby authorizes the Distributor and its agents and registered representatives, and any registered dealer entering into a selling agreement with the Distributor, to use the prospectus in connection with the distribution and sale of Shares.

           9. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York and may be executed in several counterparts, each of which shall be deemed original against any per by whom it is manually signed, but all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



                                                MATTERHORN GROWTH FUND, INC.



                                          By________________________________
                                                           Gregory A. Church
                                                                   Secretary


                                                  BAINBRIDGE SECURITIES INC.



                                           By_______________________________
                                                    Malinda Powers Berardino
                                                                   President



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